Exhibit 10.4

July 25, 2016

Logicmark Investment Partners, LLC

Gottlieb Family, LLC

Ben Cornett

Kevin O'Connor

Generation3 Partners I, LLC

c/o Logicmark Investment Partners, LLC

1359 Barlcay Boulevard

Buffalo Grove, Illinois 60089

Re:	Subordination of Seller Payments

Ladies/Gentlemen:

This Letter Agreement ("Agreement") pertains to the actions taken in order to implement and complete the sale by Logicmark Investment Partners, LLC, a Delaware limited liability company, Gottlieb Family, LLC, a Virginia limited liability company, Ben Cornett, Kevin O'Connor and Generation3 Partners I, LLC, a Delaware limited liability company (together the "Sellers") of all of the membership interests of Logicmark, LLC, a Delaware limited liability company (the "Company"), to NXT-ID, Inc., a Delaware corporation (the "Buyer") under that certain Interest Purchase Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Purchase Agreement") dated as of May 17, 2016. Unless otherwise defined herein, initially capitalized words and expressions herein shall have the same meaning as in the Purchase Agreement. A portion of acquisition consideration payable under the Purchase Agreement shall be evidenced by that certain Secured Subordinated Promissory Note issued by Buyer to the order of the Seller Representative on the date hereof in the original principal amount of $2,500,000 (the "Seller Note").

Reference is hereby made to that certain Loan and Security Agreement, dated as of the date hereof (as amended or otherwise modified from time to time in accordance with the terms thereof, the "Loan Agreement"), by and among Buyer, as "Borrower" thereunder, Company and the other parties thereto as "Loan Party Obligors", each of the "Lenders" party thereto from time to time (the "Lenders"), and ExWorks Capital Fund I, L.P., in its capacity as agent for the Lenders (in such capacity, "Agent"; together with the Lenders, the "Senior Lending Parties").

The parties hereto, in connection with the Purchase Agreement and the Loan Agreement, hereby agree as follows:

1.                  The following terms shall have the following meanings in this Agreement:

"Bankruptcy Code" shall mean the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended.

"Business Day" shall mean any day on which commercial banks are open for commercial banking business in Chicago, Illinois.

"Collateral" shall mean all property and interests of Buyer, Company and their affiliates in or upon which a security interest, mortgage, pledge or other lien is granted to Agent (on behalf of the Senior Lending Parties) or Sellers, as applicable.

"Earnout Obligations" shall mean any obligation of Buyer or any of its subsidiaries (including Company) to pay any Earn-out Payment pursuant to Section 2(h) of the Purchase Agreement, whether in cash, securities or otherwise.

"Enforcement Action" means (a) to take from or for the account of Buyer or any other person (including Company), by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by Buyer or any of its subsidiaries (including Company) with respect to the Subordinated Obligations, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against Buyer or any other person (including Company) to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (ii) commence judicial enforcement of any of the rights and remedies under any Subordinated Debt Document or applicable law with respect to any of the Subordinated Obligations, (c) to exercise any put option or to cause Buyer or any other person (including Company) to honor any redemption or mandatory prepayment obligation in respect of any Subordinated Obligations, (d) to exercise any remedies of a secured party under any Subordinated Debt Document or applicable law in respect of any Subordinated Obligations, or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to foreclose upon, take possession of or sell any property or assets of Buyer, Company or any other obligor of the Senior Debt.

"Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, arrangement compromise, relief for debtors, assignment for the benefit of creditors, appointment of a custodian, receiver, receiver and manager, interim receiver, liquidator, administrator, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a person.

"Qualified Stock" shall mean additional equity interests of Buyer so long as such equity interests do not constitute Disqualified Equity Interests (as such term is defined in the Loan Agreement).

"Seller Note Obligations" shall mean any obligation of Buyer or any of its subsidiaries (including Company) to make any payment in respect of principal or interest under the Seller Note, whether in cash, securities or otherwise.

"Senior Debt" shall mean all Obligations (as such term is defined in the Loan Agreement), including, without limitation, all interest, fees, costs and other charges, whether accruing prior to or after the date of any Proceeding, and whether or not allowed in any such Proceeding, together with all complete or partial refinancings of such Obligations and any amendments, modifications, renewals or extensions thereof.

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"Senior Debt Documents" shall mean the Loan Agreement, the other Loan Documents (as such term is defined in the Loan Agreement) and all other documents and instruments evidencing or pertaining to all or any portion of the Senior Debt.

"Subordinated Debt Documents" shall mean Section 2(h) of the Purchase Agreement, the Seller Note, that certain Subordinated Security Agreement between Buyer, Company and the Seller Representative dated as of the date hereof and all other documents and instruments to the extent evidencing or pertaining to all or any portion of the Subordinated Obligations.

"Subordinated Obligations" shall mean, collectively, all Earnout Obligations and all Seller Note Obligations.

2.                  Each Seller agrees that Buyer's obligation to make any payment in respect of any Subordinated Obligations shall be subordinate and junior in right of payment to the Senior Debt. For purposes of the Loan Agreement, the Subordinated Obligations and the Subordinated Debt Documents shall qualify as Permitted Indebtedness (as defined in the Loan Agreement) and Permitted Liens (as defined in the Loan Agreement).

3.                  Each Seller hereby agrees that no payment (whether in cash, securities or otherwise) shall be made with respect to that portion of the Subordinated Obligations, and no Seller shall seek, demand or accept any such payment, if and to the extent that, immediately after giving effect thereto, (x) an Event of Default (as defined in the Loan Agreement) has occurred and is continuing under the Loan Agreement or would result after giving effect to such payment, (y) Buyer would not be in compliance with the financial covenants set forth in the Loan Agreement calculated on a pro forma basis as of the last day of the most recent fiscal quarter for which Buyer's financial statements are available as if such payment had been made on the last day of such fiscal quarter or (z) the sum of Excess Availability (as defined in the Loan Agreement), plus unrestricted cash on hand of Borrower, is less than $750,000; provided, that, so long as no event of default under Section 11.1(a), (g) or (h) of the Loan Agreement then exists, the Subordinated Obligations may be paid by Buyer when due in accordance with the applicable Subordinated Debt Documents solely to the extent funded through the concurrent issuance of Qualified Stock of Buyer notwithstanding the inability of Buyer to satisfy the foregoing conditions. For the avoidance of doubt, Buyer shall be permitted to pay such portions and as much of the Subordinated Obligations, respectively, as may be paid until such point as the foregoing restrictions would apply.

4.                  Agent hereby agrees with Sellers that, within 5 Business Days following receipt by Agent of written notice from Sellers with respect to any proposed payment of any Subordinated Obligations, Agent will confirm in writing to Sellers at the address set forth above whether such proposed payment of Subordinated Obligations is permitted to be made under the terms hereof; provided, that, in the event that Agent fails to deliver any such notice within such 5 Business Day period, the proposed payment of Subordinated Obligations subject to such notice shall be deemed to be permitted to be made under the terms hereof. All such notices sent to Agent shall be sent to the following address: EXWORKS CAPITAL FUND I, L.P., 333 W. Wacker Drive, Suite 1620, Chicago, IL 60606, Attention: Andy Hall, Email: ahall@redridgefg.com, with a copy to GOLDBERG KOHN LTD., 55 East Monroe Street, Suite 3300, Chicago, Illinois 60603, Attention: Christopher M. Swartout, Esq., Email: christopher.swartout@goldbergkohn.com. All notices sent hereunder shall be delivered by reputable overnight courier service or certified or registered mail and shall be deemed to have been given two Business Days after the date when sent.

5.                  Until all of the obligations of Buyer and its affiliates under the Senior Debt Documents have been paid in full and satisfied in cash and all commitments thereunder have been terminated, Sellers shall not, without the prior written consent of the Agent, (a) take any Enforcement Action with respect to any of the Subordinated Obligations or (b) contest, protest or object to any enforcement action, application of monies or proceeds or Proceeding brought by Agent, or any other exercise by Agent of any rights and remedies under the Senior Debt Documents. Notwithstanding the foregoing or anything to the contrary contained herein, if any of the Subordinated Obligations have not been paid in full when due in accordance with the terms of the applicable Subordinated Debt Documents, Sellers shall have the right, and are expressly permitted hereunder, to cause Buyer to issue Qualified Stock in accordance with the Subordinated Debt Documents to fund any unpaid Subordinated Obligations and, so long as no event of default under Section 11.1(a), (g) or (h) of the Loan Agreement then exists, the Senior Lending Parties hereby consent to the payment of the Subordinated Obligations with such proceeds of such Qualified Stock.

6.              Each Seller agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents or the liens and security interests of Agent in any Collateral securing the Senior Debt. Until the Senior Debt has been paid in full and satisfied in cash and all commitments under the Loan Agreement have been terminated, any liens and security interests of any Seller in any Collateral which may exist shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of the validity, perfection or enforceability of such liens and security interests of Agent. In the event that Buyer, Company or any of their affiliates consent to a sale or other disposition of any of the Collateral (including the equity interests of any subsidiary of Buyer) and Agent consents to such sale or disposition, each Seller shall be deemed to have consented to such sale or disposition and such sale or disposition shall be free and clear of any liens and security interests of each Seller in such Collateral (and if such sale or disposition involves the equity interests of a subsidiary of Buyer, each Seller shall release such subsidiary from all obligations owing to such Seller). Any purchaser of any Collateral may rely on this Agreement as evidence of each Seller's consent to such sale or disposition and that such sale or disposition is free and clear of any liens and security interests of each Seller in such Collateral. In the event that Agent releases or agrees to release any of its liens or security interests in the Collateral, each Seller shall concurrently release its liens and security interests in such Collateral. Each Seller shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall request to effect the release of the liens and security interests of such Seller in such Collateral in accordance with this Section 6. In furtherance of the foregoing, if a Seller fails to execute any such release within 5 Business Days following Agent's request therefor, such Seller hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Seller and in the name of such Seller or otherwise, to execute and deliver any document or instrument which such Seller may be required to deliver pursuant to this Section 6.

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7.              In the event of any Proceeding relative to the Buyer, any of its subsidiaries (including the Company) or affiliates or any of their respective property or assets, or any distribution or marshaling of their respective assets or any composition with creditors of the Buyer or any of its subsidiaries (including the Company) or affiliates, whether or not involving a Proceeding, then, in any such case, (a) all Senior Debt shall be paid in full and satisfied in cash before any payment or distribution (whether in cash, securities or other property) may or shall be made to any Seller with respect to the Subordinated Obligations; (b) each Seller agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other Proceeding challenging the enforceability of the Senior Debt or any liens and security interests securing the Senior Debt; (c) each Seller agrees to consent to, and not to object to, any use of cash collateral by Borrower, Company or any of their affiliates under Section 363 of the Bankruptcy Code, or any other bankruptcy, insolvency, debt reorganization or winding-up or similar legislation, consented to by Agent or any financing provided by Agent or any Senior Lending Party to Borrower, Company or any of their affiliates (or any financing provided by another person and consented to by Agent), or to any grant of a lien or security interest by any person in favor of Agent (or any agent therefore), under Section 364 of the Bankruptcy Code or any other bankruptcy, insolvency, debt reorganization or winding-up or similar legislation; and (d) each Seller agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Obligations requested by Agent in connection with any Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Seller promptly to do so (and, in any event, prior to 30 days before the expiration of the time to file any such proof) and (ii) vote such claim in any Proceeding upon the failure of such Seller to do so prior to 15 days before the expiration of the time to vote any such claim; provided, that Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, no Seller shall be entitled to change or withdraw such vote. Each Seller agrees that it will consent and not otherwise object to a sale or other disposition of any assets securing the Senior Debt (or any portion thereof) free and clear of liens, claims and other interests under the Bankruptcy Code, including Sections 363, 365 and 1129, or any other bankruptcy, insolvency, debt reorganization, winding-up or similar legislation, if Agent has consented to such sale or other disposition. At the written request of Agent, and at the expense of Buyer, each Seller will object to any such sale. Each Seller waives any claims it may now or hereafter have arising out of Agent's or any Senior Lending Party's election of the application of Section 1111(b)(2) of the Bankruptcy Code or any other bankruptcy, insolvency, debt reorganization, winding-up or similar legislation. Each Seller agrees not to (i) initiate or prosecute or join with any other person to initiate or prosecute any claim, action or other Proceeding opposing a motion by Agent to lift the automatic stay or any other stay of proceeding in respect of Borrower, Company or any of their affiliates, or (ii) propose or vote (to the extent such vote is required to satisfy Section 1129(a)(10) of the Bankruptcy Code) in favor of any chapter 11 plan, or any other applicable plan in respect of Borrower, Company or any of their affiliates, that seeks confirmation under Section 1129(b)(2)(A) of the Bankruptcy Code with respect to Senior Debt, unless Agent consents thereto. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Agent, Senior Lending Parties and Sellers even if all or part of the Senior Debt or the liens and security interests securing the Senior Debt are subordinated, set aside, avoided, unperfected or disallowed in connection with any Proceeding and regardless of any priority under any principle of law or any other matter whatsoever, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

8.              Agent shall have the exclusive right to enforce rights and remedies with respect to the Collateral securing the Senior Debt. In exercising any such rights and remedies, Agent may enforce the provisions of the Senior Debt Documents and exercise the remedies thereunder all in such order and such manner as Agent may determine in its discretion. Each Seller hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, each Seller hereby agrees (a) that it has no right to direct or object to the manner in which Agent applies the proceeds of the Collateral resulting from the exercise by Agent of rights and remedies under the Senior Debt Documents to the Senior Debt, (b) that it waives any right to object to any action or inaction by Agent with respect to exercising its rights or remedies in good faith under the Senior Debt Documents or with respect to the Collateral (including in connection with any foreclosure or enforcement of liens in respect of Collateral), and (c) Agent has not assumed any obligation to act as the agent for any Seller with respect to the Collateral. No Seller shall object to any proposed retention or acceptance of Collateral by Agent to the extent in full or partial satisfaction of Senior Debt and in accordance with applicable law and agrees that any such retention or acceptance by Agent shall be free and clear of each Seller's security interests and liens. Nothing in this Agreement shall require or obligate Agent to enforce or realize upon any of the liens or security interests granted thereunder at any time or from time to time.

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9.              Any payments which are received by any Seller in violation of the terms of this Agreement shall be deemed to have been received by such Seller for the benefit of the Senior Lending Parties and each Seller hereby agrees to hold any such payment in trust for the benefit of the Senior Lending Parties and promptly turn any such payment over to the Agent for application to Buyer's obligations under the Loan Agreement.

10.              Furthermore, notwithstanding any other provision set forth in the Subordinated Debt Documents, each Seller agrees not to take any Enforcement Action in the event of Buyer's failure to make any payment of the Subordinated Obligations prohibited hereunder and any such suspended enforcement of the provisions of the Purchase Agreement related thereto shall not constitute a breach of the Purchase Agreement. If any payment of the Subordinated Obligation from Buyer to Sellers is prohibited pursuant to this Agreement, Buyer shall have 3 Business Days following Buyer's satisfaction of the conditions to payment set forth above (including the cure of any and all existing events of default under the Loan Agreement) to make such payment to Sellers without penalty and without such delay in payment being considered a breach of the Purchase Agreement. Moreover, each Seller further agrees that any such non-payment due to the restrictions hereunder shall not limit, excuse, waive or otherwise affect such Seller’s obligations under any employment, non-competition, non-solicitation or similar agreement or covenant; it being agreed that such other agreements and covenants are independent of any provision hereof and the existence of any claim or cause of action hereunder shall not constitute a defense to the enforcement by the Buyer of such other agreements and covenants.

11.              Each Seller hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent to marshal any property of Buyer, Company or of any guarantor or other obligor of the Senior Debt for the benefit of any Seller.

12.              No Seller will exercise (i) any right of subrogation that it may now or hereafter have or obtain in respect of the rights of any Senior Lending Party against Buyer, Company, any guarantor of any Senior Debt or any of the Collateral or (ii) any right to participate in any claim or remedy of any Senior Lending Party against Buyer, Company, any guarantor of any of the Senior Debt or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, in each case, until all of the Senior Debt has been paid in full and satisfied in cash and all commitments under the Loan Agreement have been terminated. Subject to the payment in full of the Senior Debt and the termination of the Loan Agreement, each Seller shall be subrogated to the rights of Senior Lending Parties to receive payments or other distributions with respect to the Senior Debt. If any Senior Lending Party is required to disgorge any proceeds of Collateral, payment or other amount received by any person (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a "Recovery") to the estate or to any creditor or representative of Buyer, Company or any other person, then the Senior Debt shall be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid and to the extent any Seller has received proceeds, payments or other amounts to which such Seller would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds, payments or other amounts, such Seller shall turn over such proceeds, payments or other amounts to Agent for reapplication to the Senior Debt.

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13.              The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Sellers and Senior Lending Parties arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Senior Debt Documents or the Subordinated Debt Documents; (b) the validity or enforceability of any of such documents or any liens or security interests granted thereunder; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Subordinated Obligations or any of the instruments or documents referred to in clause (a) above. Each Seller hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of any Proceeding.

14.              No Seller shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Obligations (a) without the prior written consent of Agent to such action, and (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Subordinated Obligations to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of any Seller, as provided herein.

15.              The Seller Note shall, at all times, contain the following legend:

"This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Letter Agreement re Subordination of Seller Payments (the "Subordination Agreement") dated as of July 25, 2016, by and among Logicmark Investment Partners, LLC, a Delaware limited liability company, Gottlieb Family, LLC, a Virginia limited liability company, Ben Cornett, Kevin O'Connor and Generation3 Partners I, LLC, a Delaware limited liability company (together the "Sellers"), Logicmark, LLC, a Delaware limited liability company (the "Company"), NXT-ID, Inc., a Delaware corporation (the "Buyer"), and ExWorks Capital Fund I, L.P., in its capacity as agent for the Lenders (in such capacity, "Agent", to the indebtedness (including interest) owed by Buyer, Company and certain of their affiliates pursuant to that certain Loan and Security Agreement dated as of July 25, 2016 between Buyer, Company, the other "Loan Party Obligors" from time to time party thereto, Agent and the "Lenders" from time to time party thereto, as such Loan and Security Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time; and each Seller and each other holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement."

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16.              Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

17.              Each Seller at any time, and from time to time, after the execution and delivery of this Agreement, at the cost and expense of Buyer, promptly will execute and deliver such further documents and do such further acts and things as Agent may reasonably request that may be necessary in order to effect fully the purposes of this Agreement.

The Senior Lending Parties shall be considered third-party beneficiaries of the provisions of this document, none of the provisions of which shall be modified without the prior written consent of the Agent. This Agreement shall be considered a "Loan Document" under the Loan Agreement.

Buyer and each Seller agree that (i) none of the Subordinated Debt Documents shall be amended without the prior written consent of the Agent and (ii) the Loan Agreement and the other Senior Debt Documents may be amended in any manner without notice to or consent of any Seller; provided, that, so long as the Seller Note Obligations remain unpaid, no amendment to the Senior Debt Documents shall have the effect of (a) increasing the maximum principal amount thereof to an amount that exceeds $16,500,000 or (b) shortening the scheduled maturity date of the Senior Debt or requiring principal amortization payments with respect to the Senior Debt.

This Agreement shall inure to the benefit of the successors and assigns of Agent and the other Senior Lending Parties and shall be binding upon the successors, assigns, heirs and legal representatives of each Seller.

The provisions of this Agreement are solely for the purpose of defining the relative rights of Sellers, Agent and Senior Lending Parties and shall not be deemed to create any rights or priorities in favor of any other person, including, without limitation, Buyer or Company.

In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles.

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EACH OF AGENT, BUYER, COMPANY AND EACH SELLER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR DEBT DOCUMENTS OR THE SUBORDINATED DEBT DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH OF AGENT, BUYER, COMPANY AND EACH SELLER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF AGENT, BUYER, COMPANY AND EACH SELLER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

EACH OF BUYER, COMPANY, AGENT AND EACH SELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SENIOR DEBT DOCUMENTS OR THE SUBORDINATED DEBT DOCUMENTS. EACH OF BUYER, COMPANY, AGENT AND EACH SELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE LOAN AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BUYER, COMPANY, AGENT AND EACH SELLER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

This Agreement shall automatically terminate at such time as the Senior Debt has been paid in full and satisfied in cash and all commitments under the Loan Agreement have been terminated.

[signature pages follow]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

BUYER:

NXT-ID, INC.

By:
Name:
Title:

COMPANY:

LOGICMARK, LLC

By:
Name:
Title:

Signature Page to Letter Agreement re Subordinated Obligations

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SELLERS:

LOGICMARK INVESTMENT PARTNERS, LLC

By:
Name:
Title:

GOTTLIEB FAMILY, LLC

By:
Name:
Title:

GENERATION3 PARTNERS I, LLC

By:
Name:
Title:

Ben Cornett

Kevin O'Connor

Signature Page to Letter Agreement re Subordinated Obligations

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Accepted and Agreed to:

EXWORKS CAPITAL FUND I, L.P., as Agent

By:
Name:
Title:

Signature Page to Letter Agreement re Subordinated Obligations

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